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OWOSSO CORPORATION
EXHIBIT 11
COMPUTATION OF PER SHARE EARNINGS
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                                                                           Three Months Ended
                                                                      -------------------------------
                                                                      January 31,         January 25,
                                                                          1999               1998
BASIC:

Net income (loss) available for common stockholders                    $ (403,000)        $ (259,000)
                                                                       ==========         ==========

Weighted average number of common shares outstanding                    5,816,000          5,809,000
                                                                       ==========         ==========

Basic earnings (loss) per common share                                    $ (0.07)        $    (0.04)
                                                                       ==========         ==========

DILUTED:

Net income (loss) available for common stockholders                    $ (403,000)        $ (259,000)
                                                                       ==========         ==========

Weighted average number of common shares outstanding                    5,816,000          5,809,000

Dilutive effect of stock options                                                -                  -
                                                                       ----------         ----------

Weighted average number of shares outstanding                           5,816,000          5,809,000
                                                                       ==========         ==========

Diluted earnings (loss) per common share                               $    (0.07)        $    (0.04)
                                                                       ==========         ==========


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